Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER, INC. REPORTS FISCAL 2016 FIRST-QUARTER RESULTS

CHARLOTTE, NC, November 9, 2015 – Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2016 first quarter ended September 30, 2015.

First-Quarter Highlights:

•	Net revenue increased 18% to $270.8 million from the same period last year; Supply Chain Services segment revenue rose 15% and Performance Services segment revenue increased 26%.

•	Adjusted EBITDA* increased 16% to $105.0 million from the same period last year.

•	Adjusted fully distributed net income* increased 17% to $56.0 million, or $0.38 on a fully diluted per-share basis, from the same period a year ago. GAAP net income was $52.3 million, compared with $64.9 million in the prior year.

*	Descriptions of adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release.

“Premier is a provider-led healthcare solutions company uniquely positioned in an increasingly complex healthcare environment, and our strong start to fiscal 2016 continues to reflect the growing demand for our solutions,” said Susan DeVore, president and chief executive officer. “In the first quarter we delivered double-digit, year-over-year gains in consolidated net revenue, adjusted EBITDA and adjusted fully distributed earnings per share. Our diversified revenue model continued to drive growth across the business, and we generated strong results in both our Supply Chain Services and Performance Services segments.

“Based on our first-quarter results and current outlook for the remainder of the fiscal year, we are affirming our full-year fiscal 2016 financial guidance,” DeVore said. “Our plan for fiscal 2016 is to continue to build on our track record of year-over-year double-digit revenue and adjusted EBITDA growth, and as we move ahead in fiscal 2016, we remain excited about the opportunities in front of us to co-innovate solutions with our members to help reduce costs, improve quality and safety, and manage a population health environment.”

Premier, Inc. FY’16 Q1 Results

Results of Operations for the First Quarter of Fiscal 2016

Consolidated First-Quarter Financial Highlights

	Three Months Ended September 30,
(in thousands, except per share data)	2015	2014	% Change
Net Revenue:
Supply Chain Services:
Net administrative fees	$117,949	$106,523	11%
Other services and support	819	215	281%

Services	118,768	106,738	11%
Products	77,781	63,564	22%

Total Supply Chain Services	196,549	170,302	15%
Performance Services:
Services	74,286	59,006	26%

Total	$270,835	$229,308	18%

Adjusted EBITDA (a):
Supply Chain Services	$102,949	$91,268	13%
Performance Services	24,925	18,362	36%

Total segment adjusted EBITDA	127,874	109,630	17%
Corporate	(22,877)	(19,112)	20%

Total	$104,997	$90,518	16%

Non-GAAP adjusted fully distributed net income (a)	$56,024	$47,765	17%

Non-GAAP earnings per share on adjusted fully distributed net income - diluted (a)	$0.38	$0.33	17%

Weighted average fully distributed shares outstanding - diluted	145,560	144,711

(a)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

For the fiscal first quarter ended September 30, 2015, Premier generated net revenue of $270.8 million, an increase of 18%, from net revenue of $229.3 million for the same period a year ago.

Adjusted EBITDA of $105.0 million increased 16% from $90.5 million for the same period last year. The increase was predominantly driven by net administrative fees revenue growth in Supply Chain Services and growth in the company’s Performance Services segment, primarily SaaS-based subscriptions and renewals.

Adjusted fully distributed net income for the fiscal first quarter rose 17% to $56.0 million, or $0.38 per fully diluted share, from $47.8 million, or $0.33 per fully diluted share, for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all shareholders as if all Class B shareholders exchange their Class B common units and associated

Class B common shares for Class A common shares, and reflects income taxes at an estimated effective rate of 40% on 100% of pretax income.

GAAP Net income for the quarter totaled $52.3 million, compared with $64.9 million for the same quarter a year ago. The decline is primarily attributable to higher stock-based compensation due

Premier, Inc. FY’16 Q1 Results

to a cumulative adjustment for an increase in projected achievement for performance shares granted in 2014, and higher income tax expense resulting from a decline in the company’s deferred tax assets as a result of a statutory one percent reduction in the state of North Carolina’s income tax rate and the recording of a valuation allowance against a portion of the company’s deferred tax assets. Fiscal 2016 and 2015 first-quarter net income attributable to stockholders required non-cash adjustments of $466.8 million and $(382.7) million, respectively, to reflect the change in the redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price between periods and do not reflect results of the company’s business operations. After this non-cash adjustment based on the change in stock price, the company reported GAAP net income attributable to stockholders of $0.24 per fully diluted share, compared with a GAAP net loss attributable to stockholders of $11.53 per fully diluted share a year ago. (See income statement in the tables section of this press release.)

Segment Results

Supply Chain Services

For the fiscal first quarter ended September 30, 2015, the Supply Chain Services segment generated net revenue of $196.5 million, an increase of 15% from $170.3 million a year ago. Revenue growth was driven by strong performance of both the company’s group purchasing organization (GPO) and products businesses. GPO net administrative fees revenue of $117.9 million increased 11% from a year ago, reflecting improved contract penetration of existing members and continued recruitment and conversion of new members. Product sales of $77.8 million increased 22% from a year ago due to the ongoing growth in member utilization of the company’s direct sourcing and specialty pharmacy businesses.

Supply Chain Services segment adjusted EBITDA of $102.9 million for the fiscal 2016 first quarter increased 13% from $91.3 million for the same period a year ago. The increase primarily reflects growth in net administrative fees revenue.

Performance Services

For the fiscal first quarter ended September 30, 2015, the Performance Services segment generated net revenue of $74.3 million, an increase of 26% from $59.0 million for the same quarter last year. Revenue growth was driven by PremierConnect SaaS-based (software-as-a-service) subscriptions and renewals and the company’s advisory services.

Performance Services segment adjusted EBITDA was $24.9 million for the fiscal 2016 first quarter, an increase of 36% from $18.4 million for the same quarter last year. The growth in adjusted EBITDA reflects increased revenue from PremierConnect SaaS-based subscriptions and renewals and the company’s advisory services.

Cash Flows and Liquidity

Cash provided by operating activities was $22.7 million for the fiscal first quarter ended September 30, 2015, compared with $45.9 million for the same quarter last year. Operating cash flows for the quarter decreased primarily due to the payment of annual employee incentives in September 2015 and a $15.0 million prepayment to a distributor in order to receive additional discounts on product purchases. At September 30, 2015, the company’s cash, cash equivalents and short- and long-term marketable securities totaled $236.2 million, compared with $398.2 million at September 30, 2014, and consisted of $109.8 million in cash and cash equivalents and $126.4 million in marketable

Premier, Inc. FY’16 Q1 Results

securities with maturities ranging from three months to five years. The reduction in cash, cash equivalents and short- and long-term marketable securities, as compared to last year, was due to the company’s acquisitions of CECity.Com, Inc. and Healthcare Insights, LLC during the first quarter.

Free cash flow for the fiscal first quarter ended September 30, 2015 was $(16.9) million, compared with $9.1 million for the same quarter last year. Due to specific cash outflows in the first quarter, the company expected lower free cash flow in the first quarter. The company continues to expect that 40% to 50% of adjusted EBITDA will convert to free cash flow for the full fiscal year. The company defines free cash flow as cash provided by operating activities less distributions to limited partners, purchases of property and equipment, and payments to limited partners under tax receivable agreements (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

At September 30, 2015, the company had an outstanding balance of $150.0 million on its five-year $750.0 million revolving credit facility. These borrowings were used to partially fund the acquisition of CECity.Com, Inc. which closed on August 20, 2015.

Fiscal 2016 Outlook and Guidance

Based on fiscal first-quarter results and management’s current expectations for the remainder of fiscal 2016, the company affirms its full fiscal-year 2016 financial guidance which was updated on October 6, 2015.

Fiscal 2016 Financial Guidance (1)

Premier, Inc. affirms full-year fiscal 2016 financial guidance, as follows:

(in millions, except per-share data)	FY 2016	% YoY Increase
Net Revenue:
Supply Chain Services segment	$792 - $813	7% - 10%
Performance Services segment	$352 - $362	31% - 35%

Total Net Revenue	$1,144 - $1,175	14% - 17%

Non-GAAP adjusted EBITDA	$425 - $444	8% - 13%

Non-GAAP adjusted fully distributed EPS	$1.54 - $1.62	8% - 13%

(1)	Premier does not reconcile guidance for adjusted EBITDA and non-GAAP adjusted fully distributed net income per-share to net income (loss) or GAAP earnings per share because the company does not provide guidance for reconciling items between net income (loss) and adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share. The company is unable to provide guidance for these reconciling items since certain items that impact net income (loss) are outside of the company’s control and cannot be reasonably predicted. Accordingly, a reconciliation to net income (loss) or GAAP earnings per share is not available without unreasonable effort.

Consistent with the increased financial guidance provided on October 6, 2015, the company’s full fiscal-year 2016 outlook is based on the following key assumptions: Stable growth in the Supply Chain Services segment through the continued, but more normalized growth of the company’s direct sourcing and specialty pharmacy businesses; the addition and contract conversion ramp-up of new GPO members, and deeper penetration of existing members’ supply spend; increased product and services sales in the Performance Services segment, including sales and use of SaaS-based products; increased member participation in performance improvement collaboratives and

Premier, Inc. FY’16 Q1 Results

increased demand for advisory services; the contribution from the Centers for Medicare & Medicaid Services contract award related to the Partnership for Patients initiative; and the continuation of historically high retention and renewal rates of Premier’s GPO and SaaS informatics products.

Guidance assumptions also include the integration and realization of anticipated financial and operational contributions from the CECity, Healthcare Insights, and InflowHealth acquisitions previously announced but do not contemplate the impact of any potential future acquisitions. Including these acquisitions, Premier expects fiscal 2016 capital expenditures of approximately $83 million and a consolidated EBITDA margin approximating 37-38%, as a result of our existing business mix shift and the impact of the acquisitions.

Guidance also assumes performance consistent with the company’s current visibility into its annual revenue stream. Approximately $1.05 billion of Premier’s fiscal 2016 revenue is available under contract, based on Premier’s GPO retention and SaaS institutional renewal rates.

The statements in this “Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below and the “Risk Factors” section of the company’s Form 10-K for the year ended June 30, 2015.

Conference Call

Premier management will host a conference call and live audio webcast on Monday, November 9, 2016, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. To expedite access, participants should preregister at this website, at which time the participant will be sent a confirmation email including dial-in numbers and a unique PIN for those who wish to participate by phone. A replay of the conference call will be available on the investor relations page of Premier’s website.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,600 U.S. hospitals and 120,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and

Premier, Inc. FY’16 Q1 Results

segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to PHSI (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (iv) reflecting an adjustment for income tax expense on non-GAAP pro forma fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as cash provided by operating activities less distributions to limited partners and purchases of property and equipment, and payments to limited partners under tax receivable agreements. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to enhance shareholder value through acquisitions, partnerships, investments in related or complimentary businesses and debt reduction.

Premier, Inc. FY’16 Q1 Results

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those under the heading “Fiscal 2016 Outlook and Guidance” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the fiscal year ended June 30, 2015, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, including as a result of new information or future events that occur after that date.

Contacts
Investor contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.897.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’16 Q1 Results

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2015	2014
Net revenue:
Net administrative fees	$117,949	$106,523
Other services and support	75,105	59,221

Services	193,054	165,744
Products	77,781	63,564

Net revenue	270,835	229,308
Cost of revenue:
Services	38,124	32,764
Products	70,999	57,257

Cost of revenue	109,123	90,021

Gross profit	161,712	139,287
Operating expenses:
Selling, general and administrative	86,938	71,166
Research and development	456	1,073
Amortization of purchased intangible assets	6,047	903

	93,441	73,142

Operating income	68,271	66,145

Equity in net income of unconsolidated affiliates	4,590	4,866
Interest and investment income, net	241	191
Other expense, net	(1,809)	(504)

Other income, net	3,022	4,553

Income before income taxes	71,293	70,698
Income tax expense	19,040	5,811

Net income	52,253	64,887
Net income attributable to noncontrolling interest in S2S Global	—	(798)
Net income attributable to noncontrolling interest in Premier LP	(47,900)	(54,816)

Net income attributable to noncontrolling interest	(47,900)	(55,614)

Adjustment of redeemable limited partners’ capital to redemption amount	466,801	(382,657)

Net income (loss) attributable to stockholders	$471,154	$(373,384)

Weighted average shares outstanding:
Basic	37,735	32,376
Diluted	145,560	32,376

Earnings (loss) per share attributable to stockholders (a)
Basic	$12.49	$(11.53)
Diluted	$0.24	$(11.53)

(a)	Earnings (loss) per share attributable to stockholders includes an adjustment to net income (loss) attributable to stockholders of redeemable limited partners’ capital to redemption amount of $466.8 million and ($382.7) million for the three months ended September 30, 2015 and 2014, respectively.

Premier, Inc. FY’16 Q1 Results

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2015	June 30, 2015
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents	$109,835	$146,522
Marketable securities	62,438	240,667
Accounts receivable	116,142	99,120
Inventory	31,889	33,058
Prepaid expenses and other current assets	31,483	22,353
Due from related parties	4,578	3,444
Deferred income taxes	7,101	8,005

Total current assets	363,466	553,169
Marketable securities	63,952	174,745
Property and equipment	153,509	147,625
Intangible assets	181,119	38,669
Goodwill	531,263	215,645
Deferred income tax assets	332,170	345,718
Deferred compensation plan assets	35,018	37,483
Other assets	31,779	17,137

Total assets	$1,692,276	$1,530,191

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$36,315	$37,634
Accrued expenses	39,784	41,261
Revenue share obligations	58,008	59,259
Limited partners’ distribution payable	23,028	22,432
Accrued compensation and benefits	25,861	51,066
Deferred revenue	43,197	39,824
Current portion of tax receivable agreements	11,089	11,123
Current portion of long-term debt	4,075	2,256
Other liabilities	5,349	4,776

Total current liabilities	246,706	269,631
Long-term debt, less current portion	163,902	15,679
Tax receivable agreements, less current portion	220,194	224,754
Deferred compensation plan obligations	35,018	37,483
Other liabilities	20,376	20,914

Total liabilities	686,196	568,461

Redeemable limited partners’ capital	3,635,391	4,079,832

Stockholders’ deficit:
Class A common stock, $ 0.01 par value, 500,000,000 shares authorized; 37,770,049 and 37,668,870 shares issued and outstanding at September 30, 2015 and June 30, 2015, respectively	378	377
Class B common stock, $ 0.000001 par value, 600,000,000 shares authorized; 106,078,063 and 106,382,552 shares issued and outstanding at September 30, 2015 and June 30, 2015, respectively	—	—
Accumulated deficit	(2,629,512)	(3,118,474)
Accumulated other comprehensive loss	(177)	(5)
Total stockholders’ deficit	(2,629,311)	(3,118,102)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$1,692,276	$1,530,191

Premier, Inc. FY’16 Q1 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2015	2014
Operating activities
Net income	$52,253	$64,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,912	11,211
Equity in net income of unconsolidated affiliates	(4,590)	(4,866)
Deferred income taxes	13,197	4,409
Stock-based compensation	13,547	6,439
Adjustment to tax receivable agreement liability	(4,818)	1,073
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(20,139)	(17,590)
Other assets	(12,286)	128
Inventory	1,169	(1,657)
Accounts payable, accrued expenses, revenue share obligations and other current liabilities	(32,710)	(17,732)
Long-term liabilities	(281)	(1,025)
Other operating activities	(535)	596

Net cash provided by operating activities	22,719	45,873

Investing activities
Purchase of marketable securities	(19,211)	(34,412)
Proceeds from sale of marketable securities	307,734	138,660
Acquisition of CECity.com, Inc., net of cash acquired	(398,261)	—
Acquisition of Healthcare Insights, LLC, net of cash acquired	(64,634)	—
Acquisition of Aperek, Inc., net of cash acquired	—	(47,446)
Acquisition of TheraDoc, Inc., net of cash acquired	—	(108,561)
Investment in unconsolidated affiliate	(1,000)	—
Distributions received on equity investment	5,450	5,050
Purchases of property and equipment	(17,141)	(14,360)
Other investing activities	434	481

Net cash used in investing activities	(186,629)	(60,588)

Financing activities
Payments made on notes payable	(330)	(322)
Proceeds from S2S Global revolving line of credit	—	200
Proceeds from credit facility	150,000	—
Proceeds from exercise of stock options under equity incentive plan	197	—
Repurchase of restricted units	(38)	(19)
Distributions to limited partners of Premier LP	(22,432)	(22,408)
Other financing activities	(174)	—

Net cash provided by (used in) financing activities	127,223	(22,549)

Net decrease in cash and cash equivalents	(36,687)	(37,264)
Cash and cash equivalents at beginning of period	146,522	131,786

Cash and cash equivalents at end of period	$109,835	$94,522

Premier, Inc. FY’16 Q1 Results

Supplemental Financial Information - Reporting of Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2015	2014
Reconciliation of Net Income to Adjusted EBITDA and Reconciliation of Segment Adjusted EBITDA to Income Before Income Taxes:
Net income	$52,253	$64,887
Interest and investment income, net	(241)	(191)
Income tax expense	19,040	5,811
Depreciation and amortization	11,865	10,308
Amortization of purchased intangible assets	6,047	903

EBITDA	88,964	81,718
Stock-based compensation	13,700	6,439
Acquisition related expenses	3,472	1,278
Strategic and financial restructuring expenses	27	96
ERP implementation expenses	560	—
Adjustment to tax receivable agreement liability	(4,818)	(1,073)
Acquisition related adjustment - deferred revenue	3,092	2,065
Other income, net	—	(5)

Adjusted EBITDA	$104,997	$90,518

Segment Adjusted EBITDA:
Supply Chain Services	$102,949	$91,268
Performance Services	24,925	18,362
Corporate	(22,877)	(19,112)

Adjusted EBITDA	$104,997	$90,518
Depreciation and amortization	(11,865)	(10,308)
Amortization of purchased intangible assets	(6,047)	(903)
Stock-based compensation	(13,700)	(6,439)
Acquisition related expenses	(3,472)	(1,278)
Strategic and financial restructuring expenses	(27)	(96)
ERP implementation expenses	(560)	—
Adjustment to tax receivable agreement liability	4,818	1,073
Acquisition related adjustment - deferred revenue	(3,092)	(2,065)
Equity in net income of unconsolidated affiliates	(4,590)	(4,866)
Deferred compensation plan expense	1,809	509

Operating income	$68,271	$66,145

Equity in net income of unconsolidated affiliates	4,590	4,866
Interest and investment income, net	241	191
Other expense, net	(1,809)	(504)

Income before income taxes	$71,293	$70,698

Reconciliation of Net Income (Loss) Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income:
Net income (loss) attributable to stockholders	$471,154	$(373,384)
Adjustment of redeemable partners’ capital to redemption amount	(466,801)	382,657
Income tax expense	19,040	5,811
Stock-based compensation	13,700	6,439
Acquisition related expenses	3,472	1,278
Strategic and financial restructuring expenses	27	96
ERP implementation expenses	560	—
Adjustment to tax receivable agreement liability	(4,818)	(1,073)
Acquisition related adjustment - deferred revenue	3,092	2,065
Amortization of purchased intangible assets	6,047	903
Net income attributable to noncontrolling interest in Premier LP	47,900	54,816

Non-GAAP fully distributed income before income taxes	93,373	79,608
Income tax expense on fully distributed income before income taxes	37,349	31,843

Non-GAAP Adjusted Fully Distributed Net Income	$56,024	$47,765

Premier, Inc. FY’16 Q1 Results

Supplemental Financial Information - Reporting of Non-GAAP Free Cash Flow

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2015	2014
Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow:
Net cash provided by operating activities	$22,719	$45,873
Purchases of property and equipment	(17,141)	(14,360)
Distributions to limited partners	(22,432)	(22,408)

Non-GAAP Free Cash Flow	$(16,854)	$9,105

Supplemental Financial Information - Reporting of Net Income and Earnings Per Share

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2015	2014
Reconciliation of numerator for GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income
Net income (loss) attributable to stockholders	$471,154	$(373,384)
Adjustment of redeemable limited partners’ capital to redemption amount	(466,801)	382,657
Income tax expense	19,040	5,811
Stock-based compensation	13,700	6,439
Acquisition related expenses	3,472	1,278
Strategic and financial restructuring expenses	27	96
ERP implementation expenses	560	—
Adjustment to tax receivable agreement liability	(4,818)	(1,073)
Acquisition related adjustment - deferred revenue	3,092	2,065
Amortization of purchased intangible assets	6,047	903
Net income attributable to noncontrolling interest in Premier LP	47,900	54,816

Non-GAAP fully distributed income before income taxes	93,373	79,608
Income tax expense on fully distributed income before income taxes	37,349	31,843

Non-GAAP adjusted fully distributed net income	$56,024	$47,765

Reconciliation of denominator for GAAP EPS to Non-GAAP Adjusted Fully Distributed Net Income
Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	37,735	32,376
Potentially dilutive shares	1,747	252
Conversion of Class B common units	106,078	112,083

Weighted average fully distributed shares outstanding - diluted	145,560	144,711

Reconciliation of GAAP EPS to Non-GAAP Adjusted Fully Distributed EPS
GAAP earnings (loss) per share	$12.49	$(11.53)
Impact of adjustment of redeemable limited partners’ capital to redemption amount	$(12.37)	$11.82
Impact of additions:
Income tax expense	$0.50	$0.18
Stock-based compensation	$0.36	$0.20
Acquisition related expenses	$0.09	$0.04
Strategic and financial restructuring expenses	$0.00	$0.00
ERP implementation expenses	$0.02	$—
Adjustment to tax receivable agreement liability	$(0.13)	$(0.03)
Acquisition related adjustment - deferred revenue	$0.08	$0.06
Amortization of purchased intangible assets	$0.16	$0.03
Net income attributable to noncontrolling interest in Premier LP	$1.27	$1.69
Impact of corporation taxes	$(0.99)	$(0.98)
Impact of increased share count	$(1.10)	$(1.15)

Non-GAAP earnings per share on adjusted fully distributed net income - diluted	$0.38	$0.33

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Source: Premier, Inc.